EXHIBIT 21.1 Subsidiaries of the Registrant
State in Which Incorporated

Vermont Electric Power Company, Inc. (b)

Vermont Transco LLC (b)

Vermont Yankee Nuclear Power Corporation (b)

C.V. Realty, Inc. (a)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (a)

Custom Investment Corporation (a)

Catamount Resources Corporation (a)

   Eversant Corporation (a) (c)

Vermont Vermont Vermont Vermont Vermont Vermont Vermont Vermont
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(a)  Included in consolidated financial statements

(b)  Separate financial statements will be filed under Regulation S-X 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated. The investments in Vermont Yankee Nuclear Power Corporation, Vermont Electric Power Company Inc. and Vermont Transco LLC meet certain 'significance' tests pursuant to Rule 3-09 of SEC Regulation S-X in 2005.

(c)  Eversant Corporation has one wholly owned subsidiary operating in the United States.